UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 4, 2014

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway, Coppell, Texas 75019
 (Address of principal executive offices) (Zip Code)

(469) 322-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Senior Vice President-Chief Financial Officer.

As previously disclosed in the Company’s Form 8-K filed on June 19, 2014, the Company terminated, without cause, Wayne S. Peterson from his position as the Company’s Senior Vice President-Chief Financial Officer, effective as of June 13, 2014.  The Company and Mr. Peterson subsequently entered into a Separation Agreement and Release (the “Agreement”), which became effective as of July 4, 2014. The Company has not yet hired a replacement for Mr. Peterson. Attached as Exhibit 99.1, and incorporated into this Item 5.02 by reference, is a copy of the Agreement.

Until a replacement for Mr. Peterson is found, the Company engaged Michael Juniper, an employee of Deloitte Transactions and Business Analytics LLP (“Deloitte”), to act as interim Chief Financial Officer under an independent contractor arrangement between the Company and Deloitte.    The Company and Deloitte entered into a letter agreement (the “Letter Agreement”), which sets forth the services to be provided by Deloitte, including those of Mr. Juniper.  Mr. Juniper is not, and shall not become, an employee of the Company and shall remain an employee of Deloitte under such engagement and during his appointment as interim Chief Financial Officer. Mr. Juniper’s duties and responsibilities will be mutually determined between himself, Deloitte and the Company’s Board of Directors, pursuant to the terms of the Letter Agreement.

Mr. Juniper, age 45, is currently a Senior Vice President within the Corporate Restructuring Group at Deloitte and has held that position since April 2012. Prior to such position, Mr. Juniper worked as a Managing Director of CRG Partners from January 2007 to April 2012.

Other than arrangements or understandings with directors and officers of the Company acting solely in their capacity as such, there are no arrangements or understandings between Mr. Juniper and any other persons naming Mr. Juniper as an officer.  There are no familial relationships between Mr. Juniper and any other officer or director of the Company.  Since June 19, 2014, Mr. Juniper, nor any immediate family member of Mr. Juniper, has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Juniper or any immediate family member had or will have a direct or indirect material interest.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number	Description
99.1	Separation Agreement and Release entered into between the Company and Wayne S. Peterson effective as of June 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2014	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Separation Agreement and Release entered into between the Company and Wayne S. Peterson effective as of June 13, 2014.